UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 16, 2019 (April 11, 2019)

SOUTHERN COPPER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14066	13-3849074
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1440 E. Missouri Ave., Suite 160, Phoenix, AZ 85014

(Address of principal executive offices, including zip code)

(602) 264-1375

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 11, 2019, the Board of Directors of Southern Copper Corporation (the “Company”) elected Mr. Ramón Leal Chapa as the Company’s Senior Vice President. Mr. Leal will serve until the next annual meeting of the Board of Directors or until his successor shall have been duly elected and qualified.

Mr. Ramón Leal Chapa, 49 years old, has a bachelor´s degree in Accounting and Finance from the Universidad de Monterrey (UDEM).  He holds a Master´s degree in Operations Management from Instituto Tecnológico y de Estudios Superiores de Monterrey (ITESM) and also holds a Master’s degree in Business Administration (MBA) from Harvard Business School. Mr. Leal has held executive positions in the financial and strategic areas of industrial and financial groups such as Grupo Pulsar / Vector Casa de Bolsa, Vitro, S.A.B. de C.V. and most recently, at Alfa S.A.B. de C.V. (“ALFA”), where he held various executive positions since 2009, including the position of Chief Financial Officer from 2010 until March 2018.   ALFA is a holding company that manages a portfolio of diversified businesses, including refrigerated food, petrochemicals, automotive, IT and oil and gas. For 2018, ALFA had revenues of US $19.0 billion, with operations in 28 countries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN COPPER CORPORATION

By:	/s/ Andres Carlos Ferrero
Name:	Andres Carlos Ferrero
Title:	General Counsel

Date: April 16, 2019